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                                                                     EXHIBIT 8.1





            LIST OF SIGNIFICANT SUBSIDIARIES AS OF DECEMBER 31, 2004

1) DIRECT INTEREST

NAME OF THE COMPANY              PLACE OF INCORPORATION               COUNTRY
Telebahia Celular S.A.                 Salvador--BA                    Brazil
Telergipe Celular S.A.                 Aracaju--SE                     Brazil